Exhibit 99.1

ASX Announcement

2 December 2022

Coronado provides an update on wet weather impacts and guidance

Coronado Global Resources Inc. (“Coronado”, the “Company” ASX: CRN) today provides a market update on the ongoing wet weather experienced in the Bowen Basin in Queensland, Australia, and subsequent impact to previously communicated production and cost guidance.

Extraordinary rain events across the Bowen Basin have continued in the December quarter. The town of Blackwater, the nearest town to Curragh, received 224mm of rain in the two months of October and November, representing more than double the 10-year average rainfall for the region. Rainfall totals between April and November in Blackwater have totalled 615mm which is nearly three times higher than the 10-year average (223mm) over that period.

The persistent rain has impacted Curragh production volumes and mining costs per tonne despite the realisation of operating and structural improvements implemented year-to-date from the ‘One Curragh’ strategy, that will benefit 2023 and beyond. Coronado therefore advises that previously communicated FY22 production volume guidance of between 16.9 – 17.1 million tonnes will not be met and FY22 mining costs per tonne guidance of between $81 - $83 per tonne is also at risk. Group sales volumes for FY22 are expected to remain higher than production levels. Capital expenditure guidance of between $170 - $190 million (high-end) remains unchanged.

“The record rainfall experienced by Coronado and our peers in 2022 across the Bowen Basin has been unprecedented,” said Managing Director and Chief Executive Officer Gerry Spindler. “While we cannot predict future rain events to provide definitive FY22 production and cost guidance, we can confirm Coronado has already achieved record financial results with Adjusted EBITDA eclipsing $1 Billion (USD) for the nine months ended 30 September 2022. We will also have distributed $700 Million (USD) in cash dividends to shareholders this year following the payment of our most recent special dividend this month. Our balance sheet remains strong, and weather permitting, Coronado is extremely well positioned for a strong 2023.”

This announcement was authorised for release by the Board of Coronado Global Resources Inc.

– Ends –

For further information please contact:

Investors Andrew Mooney Vice President Investor Relations and Communications P: +61 458 666 639 E: amooney@coronadoglobal.com	Media Helen McCombie Citadel Magnus P: +61 411 756 248 E:hmccombie@citadelmagnus.com

Coronado Global Resources Inc. ARBN: 628 199 468	Level 33, Central Plaza One, 345 Queen Street Brisbane QLD 4000 T: +61 7 3031 7777 | F: +61 7 3229 7402 www.coronadoglobal.com.au

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, concerning our business, operations, financial performance and condition, the coal, steel and other industries, the impact of the COVID-19 pandemic and related governmental and economic responses thereto, as well as our plans, objectives and expectations for our business, operations, financial performance and condition. Forward-looking statements may be identified by words such as “may,” “could,” “believes,” “estimates,” “expects,” “intends,” “plans,” “anticipate,” “forecast,” “outlook,” “target,” “likely,” “considers” and other similar words. Any forward-looking statements involve known and unknown risks, uncertainties, assumptions and other important factors that could cause actual results, performance, events or outcomes to differ materially from the results, performance, events or outcomes expressed or anticipated in these statements, many of which are beyond our control. Such forward-looking statements are based on an assessment of present economic and operating conditions on a number of best estimate assumptions regarding future events and actions. These factors are difficult to accurately predict and may be beyond our control. Factors that could affect our results, our announced plans, including our plan to issue dividends and distributions, or an investment in our securities include, but are not limited to: uncertainty in global economic conditions, including the extent, duration and impact of the Russian and Ukraine war, as well as risks related to government actions with respect to trade agreements, treaties or policies; decrease in the availability or increase in costs of key supplies, capital equipment or commodities, such as diesel fuel, steel, explosives and tires; the extensive forms of taxation that our mining operations are subject to, and future tax regulations and developments. For example, the recent amendments to the coal royalty regime announced by the Queensland State Government in Australia introducing additional higher tiers to the coal royalty rates applicable to our Australian Operations; severe financial hardship, bankruptcy, temporary or permanent shut downs or operational challenges, due to future public health crisis (such as COVID-19) or otherwise, of one or more of our major customers, including customers in the steel industry, key suppliers/contractors, which among other adverse effects, could lead to reduced demand for our coal, increased difficulty collecting receivables and customers and/or suppliers asserting force majeure or other reasons for not performing their contractual obligations to us; our ability to generate sufficient cash to service our indebtedness and other obligations; our indebtedness and ability to comply with the covenants and other undertakings under the agreements governing such indebtedness; our ability to collect payments from our customers depending on their creditworthiness, contractual performance or otherwise; the prices we receive for our coal; the demand for steel products, which impacts the demand for our metallurgical, or Met, coals; risks inherent to mining operations could impact the amount of coal produced, cause delay or suspend coal deliveries, or increase the cost of operating our business; the loss of, or significant reduction in, purchases by our largest customers; risks unique to international mining and trading operations, including tariffs and other barriers to trade; unfavorable economic and financial market conditions; our ability to continue acquiring and developing coal reserves that are economically recoverable; uncertainties in estimating our economically recoverable coal reserves; transportation for our coal becoming unavailable or uneconomic for our customers; the risk that we may be required to pay for unused capacity pursuant to the terms of our take-or-pay arrangements with rail and port operators; our ability to retain key personnel and attract qualified personnel; any failure to maintain satisfactory labor relations; our ability to obtain, renew or maintain permits and consents necessary for our operations; potential costs or liability under applicable environmental laws and regulations, including with respect to any exposure to hazardous substances caused by our operations, as well as any environmental contamination our properties may have or our operations may cause; extensive regulation of our mining operations and future regulations and developments; our ability to provide appropriate financial assurances for our obligations under applicable laws and regulations; assumptions underlying our asset retirement obligations for reclamation and mine closures; concerns about the environmental impacts of coal combustion, including perceived impacts on global climate issues, which could result in increased regulation of coal combustion in many jurisdictions and divestment efforts affecting the investment community; any cyber-attacks or other security breaches that disrupt our operations or result in the dissemination of proprietary or confidential information about us, our customers or other third parties; the risk that we may not recover our investments in our mining, exploration and other assets, which may require us to recognize impairment charges related to those assets; risks related to divestitures and acquisitions; and the risk that diversity in interpretation and application of accounting principles in the mining industry may impact our reported financial results.

We make many of our forward-looking statements based on our operating budgets and forecasts, which are based upon detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results.

Reconciliations of certain forward-looking non-GAAP financial measures, including market guidance, to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of items impacting comparability and the periods in which such items may be recognised. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

For additional factors affecting the business of the Issuer and the Company, refer to Part I – Item IA, Risk Factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, Part II – Item 1A. “Risk Factors” of our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022; June 30, 2022; and September 30, 2022, and other filings filed by the Company with the U.S. Securities and Exchange Commission.

You are urged to carefully consider these risk factors.

Reconciliation of Non-GAAP financial measures:

This release includes references to certain non-GAAP measures which are financial measures not recognised in accordance with U.S. GAAP. Non-GAAP financial measures are used by the Company and investors to measure operating performance.

A reconciliation of Adjusted EBITDA for the nine months ended 30 September 2022 is shown below:

Adjusted EBITDA reconciliation (unaudited) (US$ Thousands)	For the nine months ended 30 September 2022
Net Income / (Loss)	$712,468
Add: Depreciation, depletion and amortization	126,901
Add: Interest expense, net	52,034
Add: Other foreign exchange gains	(55,064)
Add: Income tax expense	235,391
Add: Losses on idled assets held for sale	621
Add: Increase in provision for discounting and credit losses	572
Adjusted EBITDA	$1,072,923